SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 9, 2001
                                                         --------------


                         STANLEY FURNITURE COMPANY, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                     0-14938                      54-1272589
     --------                     -------                      ----------
 (State or other                (Commission                  (IRS Employer
 jurisdiction of                File Number)               Identification No.)
  incorporation)


           1641 Fairystone Park Highway, Stanleytown, Virginia 24168
           --------------------------------------------------- -----
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (540) 627-2000
                                                           --------------



--------------------------------------------------------------------------------
                   (Former name or former address, if changed
                              since last report.)


ITEM 5.  OTHER EVENTS

         On April 5, 2001, the Registrant issued a press release announcing the appointment of Jeffrey Scheffer as President and Chief Operating Officer. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

                  The following exhibits are filed as a part of this report.

99.1     Press release dated April 5, 2001.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     STANLEY FURNITURE COMPANY, INC.

   April 9, 2001                     By: /s/Albert L. Prillaman
   ---------------                       ------------------------------
       Date                                 Albert L. Prillaman
                                            Chairman and Chief Executive Officer









                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE:              CONTACT:DOUGLAS I. PAYNE
April 5, 2001                       Executive V.P. - Finance and
                                    Administration
                                    (540) 627-2157
                                    e-mail:dpayne@stanleyfurniture.com

                                    ROBIN W. CAMPBELL
                                    Manager-Advertising and Marketing
                                    Services
                                    (540) 627-2245
                                    e-mail:rcampbell@stanleyfurniture.com

                   STANLEY FURNITURE ANNOUNCES APPOINTMENT OF
                      PRESIDENT AND CHIEF OPERATING OFFICER

STANLEYTOWN, VA, April 5, 2001/PRNewswire/ -- The Board of Directors of Stanley Furniture Company, Inc. (Nasdaq-NNM:STLY) announced today that Jeffrey Scheffer has been elected President and Chief Operating Officer. In addition, Douglas I. Payne has been elected Executive Vice-President, Finance and Administration. Both positions will report to Albert L. Prillaman who continues as Chairman and Chief Executive Officer.

Mr. Scheffer has been President of American Drew, a La-Z-Boy company and division of LADD for the past five years. Mr. Payne was Senior Vice-President, Finance and Administration. In his new position, Mr. Payne will continue as Chief Financial Officer in addition to supervising the information technology and human resource functions.

"I am very excited about the addition of Jeff to our executive management team and the promotion of Doug," said Mr. Prillaman. "I have watched with admiration as Jeff directed American Drew over the past several years to significant market share gains. Doug Payne has been an integral part of our management team for many years and these new responsibilities recognize his ongoing contributions to Stanley's success."

In addition Mr. Prillaman stated, "Current economic conditions are certainly difficult, but we remain confident in longer term growth prospects of the industry in general and Stanley in particular. The globalization of the industry is accelerating and Jeff's experience will help Stanley address these opportunities more aggressively. But, under no circumstances will we sacrifice our commitment to quality and delivery. We continue to be encouraged by the potential high growth opportunity in the Young America(TM) and home office categories. At the same time, we see many opportunities for additional growth in our core bedroom and dining room business."

Mr. Prillaman concluded, "We believe the addition of Jeff will strengthen our management team and help to prepare the company for continued superior shareholder returns in the future."

Established in 1924, Stanley Furniture Company, Inc. is a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Manufacturing facilities are located in Stanleytown and Martinsville, VA, and Robbinsville, Lexington, and West End, NC. Its common stock is traded on the Nasdaq stock market under the symbol STLY.

For more information, visit our web site at www.stanleyfurniture.com.

Certain statements made in this release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology. These statements reflect the Company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include the cyclical nature of the furniture industry, fluctuations in the price of lumber which is the most significant raw material used by the Company, competition in the furniture industry, capital costs and general economic conditions.